LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Erica S. Stoecker and Elaine D. Marion, and with full power of substitution, the undersigned's true and lawful attorney‑in‑fact to:

1.
Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

2.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney‑in‑fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‑in‑fact may approve in such attorney‑in‑fact's discretion.

The undersigned hereby grants to each such attorney‑in‑fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney‑in‑fact, or such attorney‑in‑fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney‑in‑fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the ePlus inc. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 12th day of November, 2014.

/s/ Mark P. Marron
Signature

/s/ Mark P. Marron
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Witness:

/s/ Sandy Swanson
Signature

/s/ Sandy Swanson
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